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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 2-86238 of Pancho's Mexican Buffet, Inc. on Form S-8 of our report dated November 7, 1995, appearing in this Annual Report on Form 10-K of Pancho's Mexican Buffet, Inc. for the year ended September 30, 1995.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Fort Worth, Texas

December 8, 1995